UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): February 25, 2016

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On February 25, 2016, Fluor Corporation (the “Corporation”) amended and restated its existing credit facilities (the “Prior Facilities”) by entering into (i) the $1,800,000,000 Amended and Restated Revolving Loan and Letter of Credit Facility Agreement dated as of February 25, 2016 among the Corporation, Fluor B.V., BNP Paribas, as Administrative Agent and an Issuing Lender, Bank of America, N.A., as Syndication Agent, Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents, and the lenders party thereto (the “$1.8 Billion Facility”) and (ii) the $1,700,000,000 Amended and Restated Revolving Loan and Letter of Credit Facility Agreement dated as of February 25, 2016 among the Corporation, Fluor B.V., BNP Paribas, as Administrative Agent and an Issuing Lender, Bank of America, N.A., as Syndication Agent, Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents, and the lenders party thereto (the “$1.7 Billion Facility,” and, together with the $1.8 Billion Facility, the “Amended Credit Facilities”).

The Amended Credit Facilities amend the Prior Facilities by: (i) adding Fluor B.V. as a potential borrower under the Amended Credit Facilities, whose obligations (if any) are guaranteed by the Corporation; (ii) allowing the borrowers to borrow in certain currencies other than U.S. Dollars, including without limitation Pounds Sterling, Euros and Canadian Dollars; and (iii) extending the maturity date to February 25, 2021.

The foregoing description of the amendments made to the Prior Facilities through the execution of the Amended Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the complete text of such facilities, copies of which are filed as exhibits to this Form 8-K.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On March 1, 2016, the Corporation completed the acquisition of 100 percent of the equity interests of Stork Holding B.V. (“Stork”), based in the Netherlands, for an approximate purchase price of €695 million (or approximately US$755 million), including the existing Stork debt and other liabilities, from U.K.-based private equity firm Arle Capital Partners (the “Stork Transaction”).

The Corporation borrowed approximately US$220 million (or approximately €200 million) under the $1.7 Billion Facility, and paid approximately €75 million (or approximately US$82.5 million) from cash on hand to close the Stork Transaction.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 and 2.01 of this report, to the extent applicable, is hereby incorporated into this Item 2.03 by reference.

Item 7.01.  Regulation FD Disclosure.

On March 1, 2016, the Corporation issued a press release announcing the completion of the Stork Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

In August 2015, the Corporation entered into an agreement to form COOEC Fluor Heavy Industries Co., Ltd. (“CFHI”), a joint venture in which the Corporation has a 49% ownership interest and Offshore Oil Engineering Co., Ltd., a subsidiary of China National Offshore Oil Corporation, has a 51% ownership interest. Through CFHI, the two companies own, operate and manage the Zhuhai Fabrication Yard in China’s Guangdong province. Pursuant to the joint venture agreement, on February 29, 2016, the Corporation made its initial cash investment in CFHI of US$350 million.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The Corporation will file an amendment to this Current Report on Form 8-K to file financial statements, if any, that may be required by Item 9.01(a) of Form 8-K no later than 71 calendar days after the date of this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The Corporation will file an amendment to this Current Report on Form 8-K to file pro forma financial information, if any, that may be required by Item 9.01(b) of Form 8-K no later than 71 calendar days after the date of this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit Number	Description
10.1	$1,800,000,000 Amended and Restated Revolving Loan and Letter of Credit Facility Agreement dated as of February 25, 2016.
10.2	$1,700,000,000 Amended and Restated Revolving Loan and Letter of Credit Facility Agreement dated as of February 25, 2016.
99.1	Press Release Issued by Fluor Corporation on March 1, 2016 announcing the closing of the acquisition of Stork Holding B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2016	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Senior Vice President, Chief Legal Officer and Secretary

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
10.1	$1,800,000,000 Amended and Restated Revolving Loan and Letter of Credit Facility Agreement dated as of February 25, 2016.
10.2	$1,700,000,000 Amended and Restated Revolving Loan and Letter of Credit Facility Agreement dated as of February 25, 2016.
99.1	Press Release Issued by Fluor Corporation on March 1, 2016 announcing the closing of the acquisition of Stork Holding B.V.